QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
World Air Holdings, Inc.:

We consent to the use of our report dated July 3, 2007, with respect to the consolidated statements of operations, changes in stockholders' equity and comprehensive loss, and cash flows of World Air Holdings, Inc. and subsidiaries ("the Company") for the year ended December 31, 2006 and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated July 3, 2007 contains an explanatory paragraph that states that effective January 1, 2006 the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" and on December 31, 2006 adopted the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans."

/s/ KPMG LLP
Atlanta, Georgia October 28, 2010

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM